Exhibit 10.1

AMENDMENT No. 1 of LNG SALE AND PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 OF LNG SALE AND PURCHASE AGREEMENT (this “Amendment”), made effective December 30, 2022 (“Amendment Date”), is hereby entered into by and between Driftwood LNG LLC, a limited liability company incorporated under the laws of Delaware whose principal place of business is located at 1201 Louisiana Street, Suite 3100, Houston, TX 77002 (USA) (“Seller”), and Gunvor Singapore Pte Ltd, a company incorporated and registered in Singapore whose registered office is at 12 Marina Boulevard, #35-03 Marina Bay Financial Centre Tower 3, Singapore 018982 (“Buyer”). Buyer and Seller are each referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into certain LNG Sale and Purchase Agreement, dated May 27, 2021 (“Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreement made herein, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used but not defined herein shall have the meaning provided in the Agreement.

2.	Amendments.

a.	Parties agree to amend Section 1.1 (Definitions) of the Agreement deleting the following definitions:

“Threshold Quantity: as defined in Section 14.3.1;”;

“TTF: as defined in Section 9.1.1;”

“TTF CSP:  as defined in Section 9.1.1;”

“Upstream Assets: any Gas Reserves; and any wells wellbores and related equipment, and the lands and premises on which such wells, wellbores and related equipment are located, and any production, storage, transportation, processing, gathering, compression and other midstream facilities, and other similar hydrocarbon facilities, that produce, store, transport, process, gather or compress Gas from time to time, that are owned or contracted by one or more of Seller’s Affiliates, and to the extent which they are used in respect of Gas Reserves but excluding any Connecting Pipeline;”;

“Upstream FM: as defined in Section 14.3.1;”; and

“Upstream FM Cargo: as defined in Section 14.3.1”.

b.	Parties agree to amend Section 2.3.3 (Conditions Precedent) of the Agreement by deleting December 31, 2022 and replacing with January 31, 2023, which date shall become the CP Deadline.

c.	Parties agree to amend Section 2.3.4 (Conditions Precedent) of the Agreement to update a reference in the last sentence, so that Section 2.3.4 reads as follows:

“2.3.4           If either Condition Precedent has been neither satisfied nor waived by the CP Deadline (as such CP Deadline may be revised pursuant to Section 2.3.3), then at any time after such CP Deadline either Party may give to the other Party a notice of termination of this Agreement. Such notice of termination shall be effective in accordance with Section 19.3.3 if either Condition Precedent remains neither satisfied nor waived prior to the applicable termination date.”

d.	Parties agree to amend the Agreement to insert a new Section 2.3.5 in the Agreement, as follows:

“2.3.5           Seller shall give Buyer five (5) Day prior written notice of Seller’s good faith estimation of the start of a 5-Day window in which the CP Fulfillment Date is expected to occur (“5-Day Window”), provided that in no event the CP Fulfillment Date shall occur prior to the start of the 5-Day Window. Seller may revise such notice, one or more times, by written notice stipulating the justification for such delay, provided that such revision may only postpone the 5-Day Window. Such five (5) Day prior written notice obligation shall be effective from the Amendment Date (as defined herein) until January 31, 2023 only. In the event Seller is in breach of this Section 2.3.5, this shall be a Termination Event under Section 19.2.13 and Buyer may elect to give Seller a notice of termination of this Agreement under Section 19.3.1 within five (5) Days of becoming aware of such breach.”

e.	Parties agree to amend each Agreement to insert a new Section 2.3.6 in the Agreement, as follows:

“2.3.6           Within five (5) Days following receipt of Seller’s 5-Day Window notice, as may be revised in accordance with Section 2.3.5, Buyer may elect to give Seller a notice of termination of this Agreement under Section 19.3.1.”

f.	Parties agree to amend Section 9.1.1 (Contract Sales Price) of the Agreement by deleting all references to TTF CSP and updating the CSP to the following:

“CSP = JKM CSP”

g.	Parties agree to delete Section 14.3 (Upstream FM) of the Agreement and all references to Upstream FM throughout the Agreement, provided that where such deletions result in ambiguity, the applicable provisions shall be construed logically taking into account such deletion.

h.	Parties agree to amend the Agreement to insert a new Section 19.2.13 as follows:

“19.2.13      in respect of Buyer, in accordance with Section 2.3.5 or 2.3.6.”

i.	Parties agree to amend Section 19.3.3 (Termination) of each Agreement to insert a reference to 19.2.13, so that Section 19.3.3 reads as follows:

“19.3.3         Certain Events. Upon the occurrence of a Termination Event described in Section 19.2.1, 19.2.3, 19.2.4, 19.2.5, 19.2.6, 19.2.7, 19.2.8, 19.2.9, 19.2.10, 19.2.11, 19.2.12 or 19.2.13, the Terminating Party’s notice pursuant to Section 19.3.1 shall terminate this Agreement immediately.”

3.	Miscellaneous.

a.	Force and Effect. All provisions of the Agreement not specifically amended hereby shall remain in full force and effect.

b.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (United States of America) without regard to principles of conflict of laws that would specify the use of other laws.

c.	Confidentiality; Dispute Resolution; Immunity. The provisions of Section 18 (Confidentiality), Section 20.1 (Dispute Resolution), and Section 20.4 (Immunity) of the Agreement shall apply in this Amendment as if incorporated herein mutatis mutandis on the basis that references therein to the Agreement are to this Amendment.

d.	Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the Parties, and includes all promises and representations, express or implied, and supersedes all other prior agreement and representations, written or oral, between the Parties relating to the subject matter thereof.

e.	Severability. If a court of competent jurisdiction or arbitral tribunal determines that any clause or provision of this Amendment is void, illegal, or unenforceable, the other clauses and provisions of the Amendment shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the maximum extent permissible by law.

f.	Counterparts. This Amendment may be executed by signing the original or a counterpart thereof (including by facsimile or email transmission). If this Amendment is executed in counterparts, all counterparts taken together shall have the same effect as if the undersigned parties hereto had signed the same instrument.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first written above.

SELLER:	BUYER:

Driftwood LNG LLC	GUNVOR SINGAPORE PTE LTD

/s/ Octávio Simões	/s/ XXXXXXXXXXXXXXX
Name: Octávio Simões	Name: XXXXXXXXXXXXXXX
Title: CEO	Title: XXXXXXXXXXXXXXX

/s/ XXXXXXXXXXXXXXX
Name: XXXXXXXXXXXXXXX
Title: XXXXXXXXXXXXXXX

[Signature Page to Amendment No. 1 of LNG Sale and Purchase Agreement]